LKCM FUNDS

                                 CODE OF ETHICS

     This Code of Ethics (the "Code") has been adopted by the LKCM Funds (the "Fund") in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of investments and investment intentions of the Fund may abuse their fiduciary duties to the Fund.

     The Fund's administrator shall notify each person who are subject to this Code and may be required to make reports pursuant to the Code and shall deliver a copy of the Code to each such person. All persons subject to this Code of Ethics are required to familiarize themselves with it and execute the attached Acknowledgment Form. This Form should be forwarded to the Fund's administrator or Secretary.

A.       LEGAL REQUIREMENT

     Rule 17j-1(b) under the 1940 Act makes it unlawful for any officer or trustee of the Fund (as well as other persons), in connection with the purchase or sale by such person of a Security Held or to be Acquired by the Fund:

     1.   To employ any device, scheme or artifice to defraud the Fund;

     2. To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Fund; or

     4.   To engage in any manipulative practice with respect to the Fund.

B.       FUND POLICY

     This Code of Ethics is based on the principle that the trustees, officers, and employees of the Fund have a fiduciary duty to place the interests of the Fund ahead of their own interests. The Code of Ethics applies to all Access Persons and focuses principally on pre-clearance and reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the Trust.

     As fiduciaries, Access Persons must at all times:

     1. Place the interests of the Fund first. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Fund. An Access Person may not induce or cause the Fund to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund. For example, an Access Person would violate this Code by causing the Fund to purchase a Security he or she owned for the purpose of increasing the price of that Security.

     2. Avoid taking inappropriate advantage of their positions. Access Persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, prerequisites, or gifts from persons seeking business with the Fund or its investment adviser could call into question the exercise of an Access Person's independent judgment.

     3. Conduct all Personal Securities Transactions in full compliance with this Code including both the pre-clearance and reporting requirements. Doubtful situations should be resolved in favor of the Fund. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

C.       DEFINTIONS

     1. "Access Person" means (i) each trustee or officer of the Fund; (ii) each employee of the Fund (or of any company in a control relationship to the Fund) who in connection with his or her regular functions or duties, makes participates in, or obtains information regarding the purchase or sale of a security by the Fund, (iii) each employee whose functions relate to the making of any recommendation with respect to the purchase or sale of a security by the Fund; and (iv) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

     2. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is a beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. Generally, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative by blood or marriage living in your household, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, you obtain from such securities benefits substantially equivalent to those of ownership. You also should consider yourself the beneficial owner of securities if you can vest or revest title in yourself, now or in the future.

     3. "Control" means the power to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company). Any person who owns beneficially, directly or through one or more controlled companies, more than 25 % of the voting securities of a company shall be

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

presumed to control such company. Natural persons shall be presumed not to be controlled persons.

     4. "Independent Trustee" means any Trustee of the Fund who is not an "interested person" as defined in the 1940 Act.

     5. "Investment Personnel" of the Fund means (i) any employee of the Fund (or any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund, or
(ii) any natural person who controls the Fund and who obtains information concerning recommendations make to the Fund regarding the purchase or sale of securities by the Fund.

     6. "Reportable Security" means any security, but does not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies.

     7. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     8. "Security Held or to be Acquired" by the Fund means any security which, within the most recent 15 days, (i) is or has been held by the Fund; or (ii) is being or has been considered by the Fund or its investment adviser for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell and any security convertible into or exchangeable for a Reportable Security.

D.       RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     Personal investment activities of all Investment Personnel must remain within the parameters set forth below.

     1. Prohibited Transactions. The following securities transactions are prohibited and will not be authorized under any circumstances:

          a. Inside Information. Any transaction in a security while in possession of material nonpublic information regarding the security or the issuer of the security.

          b. Market Manipulation. Transactions intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

          c. Others. Any other transactions deemed by the compliance officer of the Fund's investment adviser to involve a conflict of interest, possible diversions of a corporate opportunity, or an appearance of impropriety.

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

     2. Initial Public Offerings. Any acquisition of securities in an initial public offering (other than a new offering of a registered open-end investment company) within 30 days after the initial offering is prohibited by any Investment Personnel. There may be limited circumstances where exceptions to this restriction will be allowed. Any such requests will be reviewed on an individual basis by the compliance officer of the Fund's investment adviser.

     3.   Pre-Clearance Requirements.


          a. Personal Securities Transactions. Investment Personnel will be required to pre-clear personal securities transactions through the investment adviser's trading department. All Investment Personnel must submit the attached Pre-Clearance Form to a trader before executing any personal securities transaction. The security will be checked against current trades to determine whether the purchase or sale would violate the Code of Ethics. All Investment Personnel are allowed to buy or sell a security for their own account under the condition that no trade in the security for the Fund is currently being worked on the trading desk. The intent of this restriction is to insure that Investment Personnel do not benefit from knowledge of Fund transactions and that Investment Personnel trades do not interfere with Fund transactions.

          b. Private Placements. Investment Personnel are required to pre-clear with the compliance officer of the Fund's investment adviser participation in any offering exempt from registration pursuant to Rules 504, 505 or 506 or under Sections 4(2) or 4(6) of the Securities Act of 1933 ("private placements").

          c. Review of Pre-Clearance Form. After receiving the completed Pre-Clearance Form, the compliance officer or the trader will (a) review the information set forth in the form, (b) independently confirm whether the securities are held by the Fund and whether there are any unexecuted orders to purchase or sell the securities by the Fund, and (c) as soon as reasonably practicable, determine whether to clear the proposed securities transaction. The authorization and date and time of the authorization must be reflected on the form. The compliance officer will keep one copy of the completed form and provide one copy to the Investment Personnel seeking authorization.

               NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PRE-CLEARANCE AUTHORIZATION IS REQUIRED MAY BE PLACED PRIOR TO THE RECEIPT OF WRITTEN AUTHORIZATION OF THE TRANSACTION. VERBAL APPROVALS ARE NOT PERMITTED.

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

          d. Length of Pre-Clearance Approval. The authorization is effective until the earlier of (1) its revocation or (2) the Investment Personnel learns that the information in the Pre-Clearance Form is not accurate. If the order for the securities transaction is not placed within that period, a new authorization must be obtained before the securities transaction is placed. If the securities transaction is placed but has not been executed within two trading days after the day the authorization is granted (as, for example, in the case of a limit order), no new authorization is necessary unless the Investment Personnel placing the original order for the securities transaction amends it in any way or learns that the information in the Pre-Clearance Form is not accurate.

E.       REPORTING REQUIREMENTS

         In order to provide the Fund with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-l are being observed by its Access Persons:

         1. Initial Disclosure of Personal Holdings Report (Access Persons other than Independent Trustees). Within ten days after an Access Person becomes an "access person" of the Fund, all Access Persons are required to submit the Disclosure of Personal Holdings Report (attached) listing all Reportable Securities that they hold. The form should be forwarded to the Fund's administrator or Secretary.

          2.  Quarterly Personal Transactions Reports.

               a. Access Persons (other than Independent Trustees). Each Access Person other than an Independent Trustee shall submit quarterly the Report of Security Transactions (attached) to the Fund's administrator or Secretary, showing all transactions in Reportable Securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership. Such Report shall be filed with the Fund's administrator or Secretary no later than 10 days after the end of each calendar quarter.

               b. Independent Trustees. Each Independent Trustee of the Fund shall submit quarterly the Report of Security Transactions (attached) to the Fund's administrator or Secretary, only for a transaction in a Reportable Security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or considered for purchase or sale, by the Fund or its investment adviser. Such Report shall be filed with the Fund's administrator or Secretary no later than 10 days after the end of each calendar quarter.

          3. Annual Disclosure of Personal Holdings Report (Access Persons other than Independent Trustees). Annually, all Access Persons must complete the Disclosure of Personal

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

     Holdings Report (attached) listing all Reportable Securities in which they have a Beneficial Ownership. The information in the Disclosure of Personal Holdings Report must be current as of a date no more than 30 days before the report is submitted. In addition, all Access Persons must complete the Annual Certification Report (attached). The Reports should be forwarded to the Fund's administrator or Secretary by the 15 days following the end of the calendar year.

     4. Exceptions to Reporting Requirements. Notwithstanding the provisions set forth in paragraphs E.2 above (Quarterly Personal Holdings Reports), no person shall be required to make a report where such report would duplicate information recorded by the investment adviser to the Fund pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940.

F.       FIDUCIARY DUTIES

     1. Gifts.


          a. Accepting Gifts. All Access Persons are prohibited from accepting gifts of more than de minimis value from any individual doing business with or on behalf of the Fund. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted. If an Access Person receives any gift that might be prohibited under this Code of Ethics, the Access Person must inform the Fund's Secretary.

          b. Solicitation of Gifts. Access Persons may not solicit gifts or gratuities.

          c. Giving Gifts. Access Persons may not personally give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or the Fund.

     2. Service as a director. All Access Persons are prohibited from serving on the boards of directors of any publicly traded company absent prior written authorization from the Fund's President. Authorization will be based upon a determination that the board service would be consistent with the interests of the Fund. If granted, this authorization normally will require that the Access Person be isolated, through a "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the person sits. This restriction does not apply to service on the board of any not-for-profit corporation or organization.

G.       COMPLIANCE WITH THIS CODE OF ETHICS

     1. Investigating Violations of the Code of Ethics. The reports filed by any Access Persons pursuant to this Code of Ethics will be reviewed on a quarterly basis and compared to transactions entered into by the Fund. Any transactions that are believed to be a violation of this Code of Ethics will be reported promptly to the Fund's Board of Trustees.

     2. Sanctions. The Board of Trustees shall consider reports made to it and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of employment with the Fund. The Fund's Board also may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Board and shall be forwarded to a charitable organization selected by it.


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

                                   LKCM FUNDS
                     Code of Ethics & Insider Trading Policy

                                 Acknowledgment


         I hereby acknowledge receipt of LKCM Funds' Code of Ethics and Insider Trading Policy and certify that I have read them and agree to abide by them. I hereby certify that I have never been found civilly liable for or criminally guilty of insider trading and that no legal proceedings alleging that I have violated the law of insider trading are now pending or, to my knowledge, threatened by any person or authority.



                    DATE: ___________________ _________________________
                                              (Signature)


                                              _________________________
                                              (Print Name)



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


                                   LKCM FUNDS
                     Code of Ethics & Insider Trading Policy

ANNUAL CERTIFICATION


         I hereby certify that I have complied with the requirements of the Code of Ethics and the Insider Trading Policy and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.




Date: _________________________               ______________________
                                              (Signature)


                                              ______________________
                                              (Print Name)


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


                                   LKCM FUNDS
                                 Code of Ethics

PERSONAL TRANSACTION PRE-CLEARANCE FORM

                             DATE: ________________


Trustee/Officer: ___________________


Bought/Sold ________________ shares of __________________ at ______________
                (number)                    (company)           (price)


through _________________________ on __________________________.
                  (broker)                                     (trade date)


TRUSTEE/OFFICER:

I certify that, to the best of my knowledge, this security is not currently being traded on behalf of LKCM Funds.




_____________________________
(Trustee/Officer's signature)



TRADER:
I certify that, to the best of my knowledge, this security is not currently being traded on behalf of LKCM Funds.

Trade approved by: ____________________ at __________ on ___________.
                             (trader)        (time)         (date)


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


                         REPORT OF SECURITY TRANSACTIONS

                       FOR QUARTER ENDED ________________



                                                                Price at Which
   Name/Description of     Number Shares  Date of Transaction      Effected       Bought or      Name of
        Security                                                                     Sold         Broker
-------------------------- -------------- -------------------- ----------------- ------------- -------------












The above is a record of every transaction in a security which I had, or in which I acquired any direct or indirect beneficial ownership during the period indicated above. I have not opened any other brokerage accounts that I have not informed LKCM of. I continue to abide by the LKCM Code of Ethics.





Date: _______________________                 Signature: _____________________

                         DISCLOSURE OF PERSONAL HOLDINGS

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

This form is to be submitted by all "access persons" upon commencement of their employment with LKCM Funds.


I hereby certify that the following is a complete list of the securities and private placements in which I have a direct or indirect beneficial ownership.



                                                                   Price at Which
         Name/Description of     Number Shares   Date Acquired        Effected
              Security                                                                   Name of Broker
      -------------------------- -------------- ----------------- ----------------- -------------------------
















Date: ______________________                  Signature: _____________________


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